UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

0-27148

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             REGULATION FD DISCLOSURE

The Company held a conference call which is archived on the Company’s website at www.einsteinnoah.com, and in response to questions stated the following:

•                  Per our debt covenants as defined in our loan agreement, we are required to maintain a debt to consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) ratio of 2.75 or less.  The Company’s ratio was below 2.2 as of September 30, 2008.

•                  The Company also stated that comparable store sales leveled out in September 2008 and remained approximately 2.6 percent down for the month of October 2008.

•                  Finally, the Company responded that the reduction in hours affected comparable store sales by well over 1% and that our comparable store sales would have been close to flat had we not changed these hours.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: November 6, 2008	/S/ RICHARD P. DUTKIEWICZ
Richard P. Dutkiewicz
Chief Financial Officer